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                               EXHIBIT 1.A.(3)(a)

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                             UNDERWRITING AGREEMENT



    This  UNDERWRITING AGREEMENT ("Agreement") is entered into  on this   day of
         ,1995, between Protective Life Insurance Company a life insurance company organized and existing under the laws of the State of Tennessee, for itself and on behalf of the Protective Variable Life Separate Account ("Protective") and Investment Distributors, Inc. ("IDI"), a broker-dealer organized and existing under the laws of the State of Tennessee.



                                  WITNESSETH:



    WHEREAS, the Board of Directors of PROTECTIVE has registered interests in a certain individual flexible premium variable and fixed life insurance policies (the "Policies") with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, the Securities Exchange Act of 1934, and the Investment Company Act of 1940, as amended;



    WHEREAS, IDI is a broker-dealer registered as such under the Securities Exchange Act of 1934 and is a member of the National Association of Securities Dealers, Inc. ("NASD"); and



    WHEREAS, IDI has agreed to act as principal underwriter in connection with offers and sales of the Policies under the terms and conditions set forth in this Agreement.



    NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions set forth herein, PROTECTIVE and IDI agree as follows:



                           A.  DISTRIBUTION SERVICES



    1. IDI represents that it is duly registered as a broker-dealer under the Securities Exchange Act of 1934 Act and is a member in good standing of the NASD and, to the extent necessary to offer the Policies, shall be duly registered or otherwise qualified under the securities laws of any state or other jurisdiction.



    2. IDI shall act as the principal underwriter for the sale of Policies to the public, during the term of this Agreement, in each state and other jurisdiction in which such Policies may lawfully be sold. IDI shall offer the Policies for sale and distribution under guidelines established by PROTECTIVE. IDI agrees to use its best efforts to solicit applications for the Policies at its own expense, and otherwise perform all duties and functions which are necessary and proper for the distribution of the Policies; provided, however, IDI shall not be obligated to sell any specific number of Policies. Completed applications for Policies shall be transmitted directly to PROTECTIVE for acceptance or rejection in accordance with underwriting rules established by PROTECTIVE. All premium payments under the Policies shall be made by check payable to PROTECTIVE and shall be transmitted promptly in full by IDI or its representatives to PROTECTIVE.



    3. IDI shall be fully responsible for training, supervising and controlling its representatives soliciting applications for Policies, for taking all necessary and appropriate steps to ensure compliance by IDI and its representatives on a continuous basis with the NASD Rules of Fair Practice, federal and state securities law requirements and all other applicable laws and regulations concerning the offer and sale of Policies (and the riders and other contracts offered in connection therewith), and for ensuring that its representatives are duly and appropriately licensed or otherwise qualified for the offer and sale of the Policies under the federal securities laws and any applicable securities, insurance or other laws of each state or other jurisdiction in which the Policies may be lawfully sold.



    4. PROTECTIVE agrees that during the term of this Agreement it will take any action which is required to cause the Policies to comply as insurance products and a registered security with all applicable federal and state laws and regulations.


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    5.  IDI agrees that it will execute such documents and do such acts as shall from time to time be reasonably requested by PROTECTIVE for the purpose of (a) maintaining the registration of the Policies under the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, and
(b) qualifying and maintaining qualification of the Policies for sale under the applicable laws of any state or other jurisdiction.



    6. IDI is hereby authorized to enter into separate written agreements, on such terms and conditions as IDI may determine which are not inconsistent with this Agreement, with one or more organizations which agree to participate in the distribution of the Policies. Such organization (hereafter "Brokers") shall be registered both as a broker/dealer under the 1934 Act and as a member of the NASD. All such sales agreements shall provide that each Broker will assume full responsibility for continued compliance by itself and its representatives with applicable federal and state securities laws, including but not limited to training, supervision and control of its representatives engaged in the distribution of the Policies. IDI shall obtain the approval of PROTECTIVE prior to entering into an agreement with any such organization. All Brokers shall act as independent contractors and nothing herein shall constitute such Brokers or their agents or employees as employees of PROTECTIVE in connection with the sale of the Policies.



    7.   IDI shall  take reasonable  steps to  ensure that  any Broker  and  its representatives soliciting applications for Policies shall be duly and appropriately licensed, registered or otherwise qualified for the sale of such Policies (and the riders and other contracts offered in connection therewith) under the state insurance laws, the federal securities laws, and any applicable blue-sky laws of each state or other jurisdiction in which PROTECTIVE is licensed to sell the Policies.



    8. IDI shall take reasonable steps to ensure that each Broker trains, supervises and controls its representatives in compliance with applicable laws and regulations including, but not limited to (a) conducting such training (including the preparation and utilization of training materials) as in the opinion of IDI is necessary to accomplish the purposes of this Agreement and (b) establish and implement reasonable written procedures for supervision of sales practices of agents, representatives or brokers selling the Policies. Each Broker shall assume any legal responsibilities of PROTECTIVE for the acts, commissions, omissions, or declarations of such representatives in so far as they relate to the sale of the Policies. Applications for Policies solicited by a Broker through its agents or representatives shall be transmitted directly to PROTECTIVE, and if received by IDI, shall be forwarded to PROTECTIVE. All premium payments under the Policies shall be made by check payable to PROTECTIVE and remitted promptly to PROTECTIVE as agent for IDI.



    9. PROTECTIVE shall undertake to appoint the qualified representatives of IDI or any Broker appointed by IDI as life insurance agents of PROTECTIVE and shall apply for proper licenses in the appropriate states or jurisdictions for these proposed agents. PROTECTIVE reserves the right to refuse to appoint any proposed agent, or once appointed to terminate the same.



                        B.  COMPLIANCE AND RECORDKEEPING



    1. IDI is authorized to appoint the organizations described in paragraph 6 of Article A above as independent agents of PROTECTIVE for the sale of the Policies. IDI is responsible for ensuring that Brokers are duly qualified, under the insurance laws of the applicable jurisdictions, to sell the Policies.



    2. PROTECTIVE and IDI wish to ensure that Policies sold by IDI will be issued to purchasers for whom the Policies will be suitable. IDI shall take reasonable steps to ensure that the various representatives appointed by it shall not make recommendations to an applicant to purchase a Policy in the absence of reasonable grounds to believe that the purchase of the Policies is suitable for such applicant. While not limited to the following, a determination of suitability shall be based on information furnished to a representative after reasonable inquiry of such applicant concerning the applicant's retirement and financial needs, objectives and situation. IDI is not authorized to give any information or to make any representations concerning the Policies other than those contained in the current prospectus filed with the SEC or in such sales literature as may be authorized by PROTECTIVE.


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    3.   PROTECTIVE, at  its sole  expense, shall  have the  responsibility  for furnishing IDI and its representatives with prospectuses, financial statements, sales promotion materials as well as individual sales proposals related to the sale of the Policies, and other documents which IDI reasonably requests for use in connection with the distribution of the Policies. PROTECTIVE shall have responsibility for preparing, filing with the appropriate federal and state
regulatory  authorities   and   printing  all   required   prospectuses   and/or
registration statements in connection with the Policies and the payments of all related expenses. IDI shall not use any sales materials that have not been approved by PROTECTIVE; provided, however, that IDI shall have responsibility for approving and filing all sales literature and advertisements with the NASD and the SEC as required by law or rule.



    4. On behalf of IDI, PROTECTIVE shall cause to be maintained and preserved, for the periods prescribed, such accounts, books and other documents as are required of PROTECTIVE and IDI by the Securities Act of 1933, Securities Exchange Act of 1934, and the Investment Company Act of 1940, any applicable releases issued by the SEC under the federal securities laws, and any other applicable laws and regulations in connection with the offer and sale of the Policies. The books, accounts and records of PROTECTIVE and IDI as to all transactions hereunder shall be maintained so as to disclose clearly and accurately the nature and details of the transactions. PROTECTIVE shall maintain, on behalf of and as agent for IDI, such books and records of IDI pertaining to the offer and sale of the Policies and required by the Securities Act of 1933, the Securities Exchange Act of 1934, and the Investment Company Act of 1940, as may be mutually agreed upon from time to time by PROTECTIVE and IDI, including but not limited to maintaining a record of representatives licensed, registered and otherwise qualified under the federal securities laws to sell the Policies and of the payments of commissions and service fees made to such representatives; provided that such books and records shall be the property of IDI and shall at all times be subject to such reasonable periodic, special or other inspection or examination by the SEC and all other regulatory bodies having jurisdiction. PROTECTIVE, on behalf of and as agent for IDI, shall be responsible for sending all required confirmations on customer transactions upon or before completion thereof in compliance with applicable laws and regulations, as modified by an exemption or other relief obtained by PROTECTIVE, and any applicable releases issued by the SEC under the federal securities laws. Such confirmation, unless modified by an exemption or other relief obtained by PROTECTIVE, shall reflect the facts of the transaction, and the form thereof will show that it is being sent on behalf of IDI acting in the capacity of agent for PROTECTIVE.



    5. PROTECTIVE shall own and control all pertinent records relating to the Policies. IDI agrees that all accounts and records which it maintains for PROTECTIVE shall be the property of PROTECTIVE and that it will surrender promptly to the designated officers of PROTECTIVE any or all such accounts and records upon request. PROTECTIVE, or its authorized representative shall have the right to copy any such records in the possession of IDI. Such accounts and records shall be available to properly constituted government authorities as required by federal and state law and/or regulation. IDI shall cause PROTECTIVE to be furnished with such reports as PROTECTIVE may reasonably request for the purpose of meeting its reporting and recordkeeping requirements under the insurance laws of the State of Tennessee and any other applicable states or jurisdictions.



    6. IDI and PROTECTIVE agree to cooperate fully in any insurance regulatory investigation or proceeding or judicial proceeding arising in connection with Policies distributed under this Agreement. IDI and PROTECTIVE further agree to cooperate fully in any securities regulatory inspection, inquiry, investigation or proceeding or judicial proceeding with respect to PROTECTIVE, IDI, their affiliates and their agents or representatives to the extent that such inspection, inquiry, investigation or proceeding is in connection with Policies distributed under this Agreement. Without limitation:



    (a) IDI will be notified promptly of any customer complaint or notice of any regulatory inspection, inquiry, investigation or proceeding or judicial proceeding received by PROTECTIVE with respect to IDI or any agent or representative or which may affect PROTECTIVE's issuance of any Policy marketed under this Agreement.


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    (b) IDI will promptly notify PROTECTIVE of any customer complaint or  notice of any regulatory inspection, inquiry, investigation or proceeding received by IDI or its affiliates with respect to IDI or any agent or representative in connection with any Policy distributed under this Agreement or any activity in connection with any such Policy.



    (c) In the case of a substantive customer complaint, IDI and PROTECTIVE will cooperate in investigating such complaint and any response to such complaint will be sent to the other party to this Agreement for approval not less than [five] business days prior to its being sent to the customer or regulatory authority, except that, if a more prompt response is required, the proposed response shall be communicated by telephone or telecopy.



                                C.  COMPENSATION



    1. On behalf of IDI, PROTECTIVE shall arrange for the payment of commissions directly to those registered representatives of IDI who are entitled thereto in connection with the sale of the Policies in the amounts and on such terms and conditions as PROTECTIVE and IDI shall determine. PROTECTIVE will pay the difference between the amount of the commissions payable with respect to a Policy and the amount paid to the registered representative for such Policy to IDI for expenses associated with distribution and marketing of Policies and supervision of its registered representatives. (See Schedule A.)



    2. PROTECTIVE shall arrange for the payment of commissions directly to those Brokers who sell Policies under written agreements entered into pursuant to paragraph 6 of Article A above, in amounts as may be agreed to by PROTECTIVE and specified in such written agreements.



    3. PROTECTIVE shall reimburse IDI for the costs and expenses incurred by IDI in furnishing or obtaining the services, materials and supplies required by the terms of this Agreement in the initial sales efforts and the continuing obligations hereunder.



    4. Notwithstanding anything in this Agreement to the contrary, no representative of IDI or any Broker shall have an interest in any deductions or other fees payable to IDI.



                               D.  MISCELLANEOUS



    1.    This Agreement  shall  be effective  upon  the execution  hereof. This
Agreement:



    (a) shall automatically terminate in the event of its assignment, unless prior written consent of PROTECTIVE to such assignment is obtained;



    (b) may be terminated by either party at any time upon 60 days' written notice to the other party;



    (c) may be terminated upon written notice of a party to the other party in the event of bankruptcy or insolvency of such party to which notice is given; and



    (d) may be terminated at any time upon the mutual written consent of either party;



    (e) may be terminated for "cause" at any time by PROTECTIVE. "Cause" is defined and limited for this purpose to mean willful misfeasance, bad faith, or gross negligence by IDI in the performance of its duties or reckless disregard by it of its obligations and duties under this Agreement.



Upon termination of this Agreement, all authorizations, rights, and obligations shall cease except the obligations to settle accounts hereunder, including payments or premiums or contributions subsequently received for Policies in effect at the time of termination or issued pursuant to applications received by PROTECTIVE prior to termination, and all commissions attributable thereto.



    2. In the event of termination for any reason, all records shall promptly be returned to PROTECTIVE free from any claim or retention of rights by IDI.


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    3.    IDI shall  not disclose  or  use any  records of  information obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized herein and, further, IDI will keep confidential any information obtained pursuant to the service relationship set forth herein and disclose such information only if PROTECTIVE has authorized such disclosure or such disclosure is expressly required by applicable federal or state regulatory authorities.



    4. IDI shall submit to all regulatory and administrative bodies having jurisdiction over the operations of PROTECTIVE, present or future, any materials reasonably related to the administrative and marketing services provided hereunder and any other information, reports or other material, as may be requested or required by any government agency having jurisdiction.



    5. IDI shall act as an independent contractor and nothing herein contained shall constitute IDI or its agents or employees as employees of PROTECTIVE in connection with the sale of the Policies.



    6.  IDI shall be liable for its own misconduct and negligence.



    7. The services of IDI hereunder are not to be deemed exclusive and IDI shall be free to render similar services to others so long as its services hereunder are not impaired or interfered with thereby.



    8. This Agreement shall be subject to the provisions of the 1934 Act and the rules, regulations, and rulings thereunder and of the applicable rules and regulations of the NASD, from time to time in effect, and the terms hereof shall be interpreted and construed in accordance therewith.



    9.  A copy of this Agreement shall be furnished to the SEC.



    10. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Tennessee.



    11. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.



    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.



                                          INVESTMENT DISTRIBUTORS, INC.

ATTEST:                                   By:
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                                          PROTECTIVE LIFE INSURANCE COMPANY

ATTEST:                                   By:
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